Exhibit 4.6

EXHIBIT 1

to Annex I

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000 TO AN INSTITUTIONAL ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE ISSUER THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT, (2) NOT A U.S. PERSON AND IS OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (k)(2)(i) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT OR (3) IF THE HOLDER IS PURCHASING THIS SECURITY IN A TRANSACTION PURSUANT TO (A)(1)(c) ABOVE, AN INSTITUTIONAL ACCREDITED INVESTOR.

[Additional Regulation S Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (i) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (ii) THE DATE OF ISSUE OF THESE NOTES.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[OID Legend]

THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. UPON REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO A HOLDER OF THIS NOTE INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE. HOLDERS SHOULD CONTACT INTERNATIONAL SEAWAYS, INC., 600 THIRD AVENUE, 39th FL., NEW YORK, NEW YORK 10016, ATTENTION: GENERAL COUNSEL.

10.75% Step-Up Notes due 2023

No.	$__________________

CUSIP No.__________

International Seaways, Inc. (the “Issuer”), a Marshall Islands corporation, promises to pay to [ ________]1, or registered assigns, the principal sum [of ________ U.S. dollars]2 on the maturity date set forth on the other side of this Note.

Interest Payment Dates: March 15, June 15, September 15 and December 15 (commencing on September 15, 2018).

Regular Record Dates: March 1, June 1, September 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	For Global Notes insert: Cede & Co.
[2]	For Global Notes insert: set forth on the Schedule of Increases or Decreases in Global Note attached hereto

Dated:

INTERNATIONAL SEAWAYS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: _________________

This is one of the Notes referred to in the within-mentioned Indenture.

GLAS TRUST COMPANY LLC, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

1.       Principal and Interest.

The Issuer will pay the principal of this Note on June 15, 2023; provided, that if the Indebtedness outstanding under the Senior Credit Agreement is extended, renewed, refunded, refinanced, replaced, defeased or discharged (such date, the “Refinance Date”), the Stated Maturity of the principal of Notes shall be June 15, 2022.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 10.75% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; provided, that the Notes shall bear interest at the rate of 13.00% per annum beginning on the earlier of (i) December 15, 2020 and (ii) if the Refinance Date has occurred, the later of the Refinance Date and June 15, 2020.

Interest will be payable quarterly in arrears (to the Holders of record at the close of business (if applicable) on the March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing September 15, 2018.

Interest on this Note will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 13, 2018; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest borne by the Notes.

2.       Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each March 15, June 15, September 15 and December 15 (commencing on September 15, 2018) to the Persons who are Holders (as reflected in the Note Register at the close of business (if applicable) on the March 1, June 1, September 1 and December 1 (whether or not a Business Day) immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal or premium, if any, the Issuer will make payment to the Holder that surrenders this Note to the Paying Agent on or after the date such principal or premium is due and payable.

The Issuer will pay principal (and premium, if any) and interest in U.S. dollars. However, the Issuer may pay principal (and premium, if any) and interest by its check payable in such money. The Issuer may pay interest on the Notes either (a) by mailing a check for such interest to a Holder’s registered address (as reflected in the Note Register) or (b) subject to the provisions of the Indenture, by wire transfer to an account located in the United States maintained by the payee. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.       Paying Agent and Note Registrar.

The Issuer initially appoints GLAS Trust Company LLC, in New York as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer or any of its Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

4.       Indenture.

The Issuer issued the Notes under an Indenture dated as of June 13, 2018 (the “Indenture”), among the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured obligations of the Issuer, subordinated in right of payment in the event of a bankruptcy, reorganization or similar proceeding.

5.       Redemption.

Optional Redemption. At any time prior to June 15, 2020, the Issuer may, at its option and on one or more occasions, redeem all or a part of the Notes, upon notice as described in Section 11.07 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

On and after August 15, 2020, the Issuer may, at its option and on one or more occasions, redeem the Notes, in whole or in part, upon notice as described in Section 11.07 of the Indenture, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date falling on or prior to the Redemption Date.

In addition, the Issuer may redeem the Notes, at its option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a Redemption Price equal to 100% of the outstanding principal amount of Notes, plus accrued and unpaid interest (if any) to, but not including, the applicable Redemption Date and all Additional Amounts (if any) then due and which will become due on the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date and Additional Amounts (if any) in respect thereof), in the event that the Issuer determines in good faith that the Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to the Issuer (including making payment through a Paying Agent located in another jurisdiction), as a result of:

(a)	a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Specified Tax Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date of the Indenture; or

(b)	any change in or amendment to any official position of a taxing authority in any Specified Tax Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date of the Indenture.

6.       Special Mandatory Redemption. In the event the Termination Event occurs, the Issuer shall redeem all of the Notes at the Special Mandatory Redemption Price equal to 100% of the aggregate issue price of the Notes, plus accrued but unpaid interest, if any, from the Issue Date to, but excluding, the Special Mandatory Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of the Special Mandatory Redemption shall be delivered by the Issuer, no later than one Business Day following the date on which the Termination Event occurs, to the Trustee and the Paying Agent, and shall provide that the Notes shall be redeemed on a date that is no later than the third Business Day after such notice is given by the Issuer.

7.       Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar and the Issuer need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes tendered (and not withdrawn) for repurchase in connection with a tender offer. Also, the Issuer shall not be required to register the transfer or exchange of any registered Definitive Notes for a period of 15 days preceding (a) the record date for any payment of interest on the applicable Notes, (b) any date fixed for redemption of the applicable Notes or (c) the date fixed for selection of the applicable Notes to be redeemed in part. In addition, the Issuer shall not be required to register the transfer or exchange of any Notes selected for redemption.

8.       Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.       Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.       Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of (premium, if any) and accrued but unpaid interest on the Notes to the Redemption Date or Stated Maturity, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, or will be discharged from certain covenants set forth in the Indenture.

11.       Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or any Note Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or any Note Guarantee may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or any Note Guarantee to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights under the Indenture of any Holder in any material respect.

12.       Restrictive Covenants.

The Indenture contains certain restrictive covenants as set forth therein. Within 120 days after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13.       Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes or any Note Guarantee and the Indenture, the predecessor Person will be released from those obligations.

14.       Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders). Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

15.       Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee.

16.       Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

17.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

18.       CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

19.       Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AGREES TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE INDENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to International Seaways, Inc., 600 Third Avenue, 39th Fl., New York, New York 10016, Attention: General Counsel.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:______________	Your Signature:

Sign exactly as your name appears on the other side of this Note.

The undersigned confirms that such Notes are being transferred in accordance with their terms:

CHECK ONE BOX BELOW

☐ to the Issuer; or

(1)	☐	pursuant to an effective registration statement under the Securities Act; or

(2)	☐	inside the United States to a Person reasonably believed to be a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act;

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act;

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act) that is purchasing for its own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $________________. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

EXHIBIT 2

to Annex I

Form of

Transferee Letter of Representation

INTERNATIONAL SEAWAYS, INC.

c/o International Seaways Ship Management LLC

600 Third Avenue, 39th Floor

New York, New York 10016

In care of

GLAS Trust Company LLC

230 Park Avenue, 10th Floor

New York, New York 10169

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $___________ principal amount of the 10.75% Step-Up Notes due 2023 (the “Notes”) of INTERNATIONAL SEAWAYS INC., a Marshall Islands corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name: ___________________________________

Address: _________________________________

Taxpayer ID Number:_______________________

The undersigned represents and warrants to you that:

1.	We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.	We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes only (i) to a person who is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Securities Act (“Rule 144A”), in a transaction meeting the requirements of Rule 144 under the Securities Act (if available), (ii) outside the United States to a Non-U.S. Person in a transaction meeting the requirements of Rule 904 under the Securities Act, to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account, (iii) for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel, if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. The transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an to “qualified institutional buyer” within the meaning of Rule 144A, an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes, or a Non-U.S. Persons (as defined in Regulation S under the Securities Act), and each case not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer of the Notes pursuant to clause (i) through (iv) above to require the delivery of an opinion of counsel, certifications and other information satisfactory to the Company and the Trustee.

TRANSFEREE: ________________________

By: _________________________________